EXHIBIT 11
INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement No. 33-90762 of RREEF Securities Fund, Inc. of our report dated December 8, 1995 on RREEF Real Estate Securities Fund and to the references to us under the headings "Financial Highlights" in the Prospectus and "Legal Counsel and Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston Massachusetts
January 19, 1996